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                                                                    Exhibit 99.1

                      Form of Proxy for Special Meeting of

                      Shareholders of North County Bancorp

   The undersigned hereby appoints Alan P. Chamberlain and James M. Gregg, or either of them, as proxies to vote all shares of common stock the undersigned is entitled to vote at the special meeting of shareholders of North County Bancorp ("North County") to be held on Tuesday, January 25, 2000, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

  1. To approve the Agreement and Plan of Reorganization, dated as of September 28, 1999, and as amended as of November 29, 1999 (as amended, the "Reorganization Agreement"), by and between North County and Wells Fargo & Company ("Wells Fargo") pursuant to which, among other things, a wholly-owned subsidiary of Wells Fargo will merge with and into North County (the "Merger") upon the terms and subject to the conditions set forth in the Reorganization Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of North County as may be necessary or appropriate to carry out the intent and purposes of the Merger.

                           FOR       AGAINST       ABSTAIN

  2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

   Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

         Dated:




                                 (Please sign exactly as name appears at
                              left.)

                                 (If stock is owned by more than one person,
                              all
                                 owners should sign. Persons signing as
                              executors
                                 administrators, trustees, or in similar
                              capacities
                                 should so indicate.)

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF NORTH COUNTY BANCORP